Exhibit 10.55.9
Recorded by and after
recording return to:

Akin Gump Strauss

Hauer & Feld LLP
1700 Pacific Avenue
Suite 4100
Dallas, TX 75201-4675
Attn: Robin R. Green

Property: Meadow Lodge
Loan No.: 4000029618

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (this “Agreement”) is made to be effective as of September 29, 2003, by and between EMERITUS PROPERTIES IX, LLC, a Washington limited liability company (“Original Borrower” or “Operating Lessee”), whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, WA 98121, Attn.: William Shorten, HCRI DRUM HILL PROPERTIES, LLC, a Delaware limited liability company (“New Borrower”), whose address is c/o Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604, and JPMORGAN CHASE BANK (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), TRUSTEE FOR THE REGISTERED CERTIFICATE HOLDERS OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-PS4 (“Lender”), as established under the Pooling and Servicing Agreement (as hereinafter defined) dated as of June 16, 2000, whose address is c/o GMAC Commercial Mortgage Corporation, 245 Peachtree Center Avenue, N.E., Suite 1800, Atlanta, GA 30303-1231 Attn.: Portfolio Manager - CSFBMSC, Series 2000-PS4.

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R E C I T A L S:

A.    AMRESCO Capital, L.P., a Delaware limited partnership (“Original Lender”), made a loan (the “Loan”) in the original principal amount of TEN MILLION THREE HUNDRED NINETY-FIVE THOUSAND AND NO/100 DOLLARS ($10,395,000.00) to Original Borrower.

B.    To evidence the Loan, Original Borrower executed and delivered to Original Lender that certain Fixed Rate Note dated September 29, 1999 (the “Note”), payable to the order of Original Lender in the original principal sum of TEN MILLION THREE HUNDRED NINETY-FIVE THOUSAND AND NO/100 DOLLARS ($10,395,000.00), bearing interest and being payable as therein provided.

C.    Payment of the Note is secured by, among other instruments, that certain Mortgage and Security Agreement of even date therewith (the “Mortgage”), executed by Original Borrower for the benefit of Original Lender, encumbering, among other property, that certain parcel of real property located in Middlesex County, Massachusetts, which is more particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the “Property”).

D.    The Mortgage is recorded in Deed Book 10436, Page 268 of the Registry of Deeds of Middlesex County, Massachusetts (the “Records”), said Mortgage and the record thereof being incorporated herein for all purposes.

E.    Payment of the Note is further secured by certain other instruments, including specifically, without limitation, that certain Assignment of Leases and Rents of even date with the Note (the “Assignment of Leases”), recorded in Deed Book 10437, Page 1 of the Records.

F.    Original Borrower also executed an Environmental Liabilities Agreement (the “Environmental Indemnity”) with respect to the Loan and Emeritus Corporation, a Washington corporation (“Emeritus”) executed a Guaranty (herein so called) guarantying Original Borrower’s obligations under the Environmental Indemnity as well as those matters commonly known as “non-recourse carveouts” set forth in the Note.

G.    Original Borrower, Emeritus and Original Lender also entered into a Cash Management Agreement (herein so called) with respect to the Loan.

H.    Original Borrower also executed a Payment and Performance Guaranty (herein so called) of even date with the Note, whereby Original Borrower guaranteed the obligations of certain of its affiliates.

I.    Original Lender sold and transferred certain mortgage loans including the Loan to Credit Suisse First Boston Mortgage Capital LLC (“CSFBMC”) who in turn sold them to the trust fund formed pursuant to the Pooling and Servicing Agreement dated June 16, 2000, by and between Credit Suisse First Boston Mortgage Securities Corp., as depositor, Lender, as lender,

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CapMark Services, L.P. (predecessor-in-interest to GMAC Commercial Mortgage Corporation) as master servicer and Lend Lease Asset Management, L.P. (predecessor-in-interest to GMAC Commercial Mortgage Corporation) and National Consumer Cooperative Bank, both as special servicers (the “Pooling and Servicing Agreement”).

J.    Original Borrower desires to sell, convey and transfer the Property to New Borrower subject to New Borrower’s assumption of the Note, the Mortgage, the Environmental Indemnity, the Assignment of Leases, the Payment and Performance Guaranty, the Cash Management Agreement and all other instruments evidencing or securing the indebtedness (collectively, the “Loan Documents”) and Original Borrower and New Borrower have requested Lender’s consent to such transfer and assumption.

K.    Simultaneously with the transfer and assumption, Original Borrower and New Borrower will enter into a Lease Agreement (the “Operating Lease”) whereby Original Borrower (herein “Operating Lessee” in such context) will lease the Property back from New Borrower and, in addition to seeking Lender’s consent to the transfer and assumption, Original Borrower and New Borrower have requested Lender’s consent to New Borrower’s lease of the Property to Original Borrower as Operating Lessee pursuant to the Operating Lease.

L.    Lender desires to grant its consent to the transfer and assumption and the lease transaction subject to the terms and conditions as more specifically provided hereinbelow. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Mortgage.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Borrower, New Borrower and Lender hereby agree as follows:

1.    Transfer. Original Borrower agrees to sell, grant and convey to New Borrower all right, title and interest in and to the Property and shall lease the Property back from New Borrower, subject to the liens and encumbrances of the Loan Documents and to the terms and provisions of this Agreement (collectively, the “Transfer”). Notwithstanding any implication to the contrary herein, the parties recognize and agree that Original Borrower is not transferring to New Borrower any of the following: (a) any leases between Original Borrower and any resident of the Assisted Living Facility or any lease for the operation of ongoing retail businesses such as news stands, barbershops, beauty salons, physician’s offices, pharmacies and specialty shops (b)licenses, permits, certificates, approvals and other intangible personal property of every kind and nature whatsoever owned by Original Borrower as of the date hereof and related to the operation of the Assisted Living Facility (including those within the defined terms “Licenses” and “Intangibles” under the Mortgage), (c) cash (on hand or in banks) and accounts, notes, interest and other receivables arising from the operation of the Assisted Living Facility prior to the date hereof or hereafter accruing, (d) all inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies and foodstuffs) owned by Original Borrower as of the date

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hereof and relating to the Assisted Living Facility, (e) all rights to the telephone numbers of the Assisted Living Facility and its sequential numbers, and (f) medical records, administrative records, manuals, and other books and records relating directly to the operation of the Assisted Living Facility. The parties further recognize and agree that any such items shall continue to be owned by Operating Lessee who will lease the Assisted Living Facility back from New Borrower, that such items of collateral are and will continue to be pledged as collateral to secure Operating Lessee’s obligations under the Operating Lease for the benefit of New Borrower and, in turn, also for the benefit of Lender under the Assignment of Leases.

2.    Assumption. New Borrower hereby assumes liability for and agrees to pay and perform any and all of the indebtedness which Original Borrower may now be, or which New Borrower hereafter becomes, obligated to pay under or in connection with the Note, the Mortgage, the Assignment of Leases, the Payment and Performance Guaranty, the Cash Management Agreement and any of the other Loan Documents, and any and all other obligations which Original Borrower may now or hereafter be obligated to perform under or in connection with the Note, the Mortgage, the Assignment of Leases, the Payment and Performance Guaranty, the Cash Management Agreement and any of the other Loan Documents, without reservation or exception, to the same extent as though New Borrower were the original obligor, subject, however, to any limitations set forth in the Loan Documents with respect to recourse against the Original Borrower in the event of a default. New Borrower acknowledges that the Property shall remain subject to the Mortgage and that nothing in this Agreement shall affect the priority of the lien of the Mortgage over other liens and encumbrances against the Property. The outstanding obligations of Original Borrower under the Loan Documents set forth in Schedule 1 attached hereto are incorporated herein.

3.    Acknowledgment of Personal Liability. Without limitation, New Borrower acknowledges its full, personal liability for those matters, commonly known as “non-recourse carveouts,” set forth in the Note, for the obligations of Original Borrower as “Guarantor” under the Payment and Performance Guaranty and for any representations, warranties, covenants and indemnities contained in any of the Loan Documents relating to environmental matters (the non-recourse carveouts, the obligations under the Payment and Performance Guaranty, and the environmental representations, warranties, covenants and indemnities being herein referred to as “New Borrower’s Recourse Obligations”).

4.    Release of Original Borrower. Lender hereby releases Original Borrower from liability under the Note, the Mortgage and the other Loan Documents for matters occurring after the effective date of this Agreement except (i) as otherwise expressly set forth herein, (ii) for Original Borrower’s continuing obligations under the Cash Management Agreement which it hereby expressly recognizes and consents to, or (iii) for its obligations and covenants under the Subordination and Standstill Agreement, in all cases in its capacity as Operating Lessee. Notwithstanding the foregoing, Original Borrower agrees that its liability to Lender for acts or omissions arising out of its duties

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and obligations under the Note, the Mortgage and the other Loan Documents shall not be impaired, prejudiced or affected in any way whatsoever for matters arising or occurring prior to the effective date of this Agreement, whether known or unknown at this time. Original Borrower agrees that Lender may, without notice to Original Borrower and without releasing Original Borrower from liability, accept collections directly from New Borrower and otherwise deal with New Borrower in all matters relating to the Note, the Mortgage, the Assignment of Leases and any of the other Loan Documents without notice to Original Borrower to the same extent as though Original Borrower were not jointly and severally liable with New Borrower, and that the obligations of Original Borrower shall not be released, waived or affected in any way notwithstanding any agreements, arrangements, releases, compromises, acceptances of late payments, novations or any other dealings whatsoever between Lender and New Borrower or any other party concerning the Note, the Mortgage, the Assignment of Leases, the Payment and Performance Guaranty and any of the other Loan Documents or the property secured thereby. Original Borrower agrees that Lender may, without notice to Original Borrower and without releasing Original Borrower from Original Borrower’s liability, elect any remedy and compromise or release any debt or grant extensions of time for payment all on terms satisfactory to Lender.

5.    Consent to Transfer. Lender hereby consents to the Transfer and agrees that this Transfer shall not constitute a default under the Mortgage or any of the other Loan Documents. However, Lender does not waive any other default, whether now in existence or occurring hereafter, whether known or unknown. This waiver applies only to this particular Transfer and not to any future transfer or sale. New Borrower and Original Borrower agree that they will not sell or attempt to sell or transfer or otherwise dispose of the property covered by the Loan Documents (other than the sale of inventory in the ordinary course of business and the sale or disposal of worn out equipment which is replaced with new equipment of similar function) and without the written consent of Lender, its successors or assigns, except for the Transfer referred to herein. Without intending to limit to any degree the provisions of the Mortgage or the other Loan Documents that will bind New Borrower from and after the date hereof, Lender and New Borrower specifically acknowledge that the provisions of Section 12 of the Mortgage are enforceable by Lender and New Borrower provided that the one-time sale referred to in Section 12(c) shall be deemed exhausted by the Transfer.

6.    No Release of Loan Documents. All parties to this Agreement specifically confirm and agree that nothing in this Agreement shall be understood or construed to amount to a satisfaction or release in whole or in part of the Note, the Mortgage, the Assignment of Leases, the Payment and Performance Guaranty, the Cash Management Agreement nor any of the other Loan Documents, or of the property covered by the Mortgage from the effect thereof. All terms and conditions of the Loan Documents, including any written amendments or modifications heretofore agreed to by Lender, shall continue in full force and effect except as otherwise provided herein.

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7.    Conforming Modifications. The Note, the Mortgage, the Assignment of Leases, the Payment and Performance Guaranty, the Cash Management Agreement and any and all other Loan Documents are hereby modified to reflect the Transfer provided for herein and all references therein to Original Borrower as Borrower, Maker, Trustor, Mortgagor, Grantor, Assignor, Pledgor, or Guarantor shall be deemed to refer to New Borrower. Reference is hereby made to (a) that certain Assumption of Obligations of Guarantor among Lender, Health Care REIT, Inc. (“HC REIT”) and Emeritus, and (b) that certain Subordination and Standstill Agreement between Lender, HC RE1T, Emeritus, New Borrower and Original Borrower, both of even date herewith, which, together with this Agreement, shall hereinafter be included in the term “Loan Documents.” The following general provision shall be incorporated into each of the Loan Documents: ““Operating Lease” shall mean that certain Lease Agreement (the “Operating Lease”) between Emeritus Properties IX, LLC, as operating lessee (“Operating Lessee”) and HCRI Drum Hill Properties, LLC as lessor thereunder and as Borrower, Trustor, Mortgagor, Grantor, Assignor, Pledgor or Guarantor, as applicable, hereunder.” In addition, Subsections (a), (b) and (c) of Section 1.2 of the Payment and Performance Guaranty and Subsections (A), (B) and (C) of Subsection (iv) on page 2 of the Mortgage shall be replaced by the following:

“(a) or (A)     indebtedness and other obligations of HCRI KIRKLAND PROPERTIES, LLC, a Delaware limited liability company (as assumptor of the obligations of EMERITUS PROPERTIES X, LLC, a Washington limited liability company), evidenced by that Fixed Rate Note dated September 29, 1999 in the original principal sum of FIVE MILLION SIX HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($5,690,000.00) and any and all documents securing or governing such note (together with any amendments, modifications, increases, financings, renewals and extensions thereof);

(b) or (B)     indebtedness and other obligations of HCRI FAIRMONT PROPERTIES, LLC, a Delaware limited liability company (as assumptor of the obligations of EMERITUS PROPERTIES XII, LLC, a Washington limited liability company), evidenced by that Fixed Rate Note dated September 29, 1999 in the original principal sum of FOUR MILLION THREE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($4,330,000.00) and any and all documents securing or governing such note (together with any amendments, modifications, increases, financings, renewals and extensions thereof); and

(c) or (C)     indebtedness and other obligations of HCRI RIDGELAND POINTE PROPERTIES, LLC, a Delaware limited liability company (as assumptor of the obligations of RIDGELAND ASSISTED LIVING, LLC, a Washington limited liability company), evidenced by that Fixed Rate Note dated September 29, 1999 in the original principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00) and any and all documents securing or governing such note (together with any

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amendments, modifications, increases, financings, renewals and extensions thereof).”

8.    Modification of Mortgage. Upon consummation of the Transfer, the Assisted Living Facility will be owned by New Borrower, operated by Operating Lessee and will continue to be managed by Emeritus as “Manager” under the Management Agreement. As a consequence of these new relationships, the Mortgage is modified as follows:

(a)    The definition of “Leases” is hereby modified to expressly include the Operating Lease and the definition of “Rents” is hereby modified to expressly include all sums due to New Borrower under the Operating Lease.

(b)    Section 3 is hereby modified to permit New Borrower, as “Mortgagor,” to fulfill its obligations under such Section by causing Operating Lessee to obtain, maintain and deliver, at Operating Lessee’s and/or Mortgagor’s sole cost and expense, all of the recited insurance coverage. In the event that Operating Lessee obtains and maintains such coverage, Mortgagor must also be named an additional insured on any liability and property policies and, subject to Lender’s prior right to insurance proceeds, a loss-payee on any property policy. If Mortgagor elects to cause Operating Lessee to fulfill Mortgagor’s obligations under this section, Mortgagor shall not be relieved of its continuing obligation to ensure that all provisions of Section 3 are fulfilled in the time and the manner set forth in the Mortgage. If Mortgagor does not elect to cause Operating Lessee to obtain and maintain insurance coverage required hereunder, Operating Lessee shall also be named additional insured on any liability policy. Business interruption and/or rental loss insurance limits shall be in an amount no less than the Mortgaged Property level Rents and income rather than the Rents due under the Operating Lease.

(c)    Section 8(c) is modified to recognize that the Mortgagor is, of even date herewith, entering into the Operating Lease with Operating Lessee who owns and holds the Licenses instead of Manager.

(d)    Section 8(e) is hereby modified to insert the words “the Operating Lease and” after “other than” at the end of the first line and beginning of the second.

(e)    Section 8(q) is hereby modified to reflect that the address for New Borrower set forth in the first paragraph of this Agreement is Mortgagor’s principal place of business and mailing address.

(f)    Section 8(r)(ii) and (iv) are hereby modified to insert “, Operating Lessee, Manager” after “Mortgagor” in the first line of each subsection. The second to the last sentence of Section 8(r)(ii) is modified to reflect that Operating

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Lessee shall hold any Licenses on a going forward basis and the final sentence of Section 8(r)(ii) is hereby deleted.

(g)    Section 8(r)(vi) is hereby modified to insert “, Operating Lessee, Manager” after the word “Mortgagor” in the third line.

(h)    Section 8(r)(ix) is hereby modified to (i) change the word “Mortgagor” in the second line to “Operating Lessee” and (ii) to recognize that the Management Agreement has been modified on or about the date of this Agreement by a certain First Amendment to and Reinstatement of Management Agreement.

(i)    Section 9(h) is amended to delete the following phrase “, and Mortgagor will file its own tax returns.”

(j)    Section 12(b)(i)(F) is hereby modified to change the word “Borrower” to “Mortgagor.”

(k)    All instances of the term “Mortgagor” in the Mortgage are hereby changed to “Mortgagor”, all instances of the term “Deed of Trust” in the Mortgage are hereby changed to “Mortgage.”

(l)    The following Section 18(g) is added to the Mortgage:

“(g) In addition to Mortgagor’s obligations hereunder to report with respect to its own operations, Mortgagor shall cause the Operating Lessee to comply with each and every provision of this Section 18 including, but not limited to, keeping books and records, permitting inspection thereof and forwarding financial reports and information to Lender to the same extent as though Operating Lessee were still the “Mortgagor” hereunder.”

(m)    Section 23(c) is modified to read in its entirety as follows: “(c) if Mortgagor fails for itself or fails to cause Operating Lessee to timely provide any monthly, quarterly or annual financial or accounting report required hereunder and by the specified date.”

(n)    Section 23(t) is modified to add the words “, Operating Lessee or Manager” after the word “Mortgagor.”

(o)    Section 23(u) is modified to read in its entirety as follows: “if the Assisted Living Facility operations have been materially discontinued for a period of at least 120 days (other than as a result of repairs relating to condemnation or casualty).”

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(p)    Section 23(v) is modified to insert “, Operating Lessee or Manager” after the word “Mortgagor” and Section 23(v)(i) is modified to insert “, Operating Lessee’s or Manager’s” after the word ‘Mortgagor’s.”

(q)    Section 23(w) is modified to insert the words “or cause to be maintained” after the word “maintain” in the first line.

(r)    The following provisions are hereby added to Section 23:

“(y)    if the Operating Lease, or the guaranty thereof by Emeritus Corporation (the “Lease Guaranty”) is modified, altered, replaced, extended, cancelled or terminated in any respect without Lender’s prior written consent (which consent shall not be unreasonably withheld);

(z)    if Mortgagor settles or compromises any claim under the Operating Lease or the Lease Guaranty without obtaining Lender’s prior written consent (which consent shall not be unreasonable withheld); and

(aa)    if Operating Lessee fails to maintain its organizational structure as a single purpose, bankruptcy remote entity as required under that certain Subordination and Standstill Agreement by and among, among others, Operating Lessee, New Borrower, Health Care REIT, Inc. and Lender dated September _____, 2003:”

For all purposes under the Deed or Trust, the definition of “Licenses” shall be deemed to include Licenses necessary for the operation of the Assisted Living Facility as it is currently being operated whether such Licenses are owned or otherwise held in the name of New Borrower, Operating Lessee or Manager. In addition, the events set forth above in Section 8(1) and 8(m), both relating to Operating Lessee’s financial reports, Section 8(r)(aa), relating to maintenance of Operating Lessee’s single purpose, bankruptcy remote entity status, and Sections 23(s), (t), (u), (v) and (w) of the Mortgage, shall not, in and of themselves, entitle Lender to exercise remedies under the Loan Documents unless any of the following apply: (i) a Monetary Default (as defined in the Mortgage) exists, (ii) another Event of Default exists under any of the Loan Documents which has not been cured within the applicable cure period, (iii) New Borrower fails to cure the Event of Default arising out of the items specified in Section 8(1), 8(m) or 8(r)(aa) of this Agreement or Sections 23(s), (t), (u), (v) or (w) of the Mortgage within a period of twenty (20) days from the giving of written notice to cure such Event of Default to New Borrower provided, however, that New Borrower shall have an additional one hundred (100) days to cure such Event of Default if New Borrower has commenced to cure such Event of Default within twenty (20) days from the date of such notice, is diligently prosecuting such cure and provides Lender with such information as Lender may reasonably request concerning the status of any attempted cure of such Event of Default, or (iv) with respect to the Events of Default recited in Sections 23(t), (u), (v) and (w), any License is subject to imminent termination or revocation and either (A) any applicable

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regulatory authority has the power to deny a request for reinstatement or an application for a new license or certificate of need (if applicable), or (B) the minimum period for review and approval of any application for reinstatement or new licensure or certificate of need (if applicable) is in excess of 120 days. Lender agrees that upon receipt from New Borrower of written evidence that an Event of Default arising out of the matters set forth in Section 8(1), 8(m) or 8(r)(aa) of this Agreement or Sections 23(s), (t), (u), (v) or (w) of the Mortgage are the sole reason that the Health Care REIT, Inc. auditor will not be able to issue an unqualified opinion that Health Care REIT Inc. financial statements present fairly, in all material respects, the financial position of the company and consolidated affiliates for the applicable year and the results of their operations and their cash flows in conformity with generally accepted accounting principles. Lender will endeavor to respond within 10 business days to a written request from New Borrower for a waiver or forbearance from exercise of rights or remedies arising out of any such Event of Default provided, however, that Lender’s failure to respond shall not be deemed to be an approval of such request or prejudice or impair in any respect Lender’s right to foreclose or exercise any other right or remedy available to Lender under the Loan Documents and provided, further, that the foregoing is not intended to limit Lender’s ability to grant a waiver or forbearance in connection with any other Event of Default under the Loan Documents.

9.    Letter of Credit; Additional Collateral.

(a)    New Borrower has delivered or caused to be delivered to Lender and, subject to the provisions of this Agreement, shall maintain or cause to be maintained an irrevocable, unconditional letter of credit (together with renewals, amendments and substitutions thereof, the “Letter of Credit”) with a term of at least one year, in form and substance acceptable to Lender issued by an Acceptable Issuer (hereinafter defined) in the amount of $487,180.29 as the same may be reduced from time to time as a result of partial draws thereunder by Lender in accordance with the terms hereof.

(b)    Upon the occurrence of any Event of Default and the expiration of any applicable notice and cure periods under the Loan Documents, Lender shall have the right to draw immediately upon the entire balance or any portion of the Letter of Credit and apply the proceeds thereof in the same manner that proceeds are to be applied under Section 25(q) of the Mortgage. No such draw shall operate to cure any Event of Default. If the Letter of Credit is partially drawn, the Letter of Credit need not be replenished to its original face amount.

(c)    Lender’s right to draw upon the Letter of Credit may be exercised, without notice, by the issuance of sight drafts in accordance with the terms of the Letter of Credit.

(d)    At least 60 days prior to the expiration date of the Letter of Credit, New Borrower shall cause the Letter of Credit to be renewed or shall deliver or cause to be delivered a substitute Letter of Credit to be issued in form and substance acceptable to Lender, by an Acceptable Issuer, and in the same amount as the initial Letter of Credit or

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at the remaining balance if one or more partial draws have been made. If New Borrower fails to provide or cause to be provided such replacement or substitute Letter of Credit within the time period provided above, Lender shall have the right to draw immediately upon the entire balance of the Letter of Credit or the replacement or substitute Letter of Credit. The proceeds of any such draw (the “LC Cash Collateral”) shall be held by Lender in a non-interest bearing account in Lender’s name as additional collateral for the Loan and may be applied to the Loan, in full or partially in Lender’s sole discretion, in the order set forth in subsection (b) above immediately upon the occurrence of an Event of Default and the expiration of any applicable notice and cure period. Any balance of LC Cash Collateral remaining after all obligations are fully satisfied under the Loan Documents shall be returned to the account party under the Letter of Credit that was drawn.

(e)    “Acceptable Issuer” means a commercial bank: (i) whose commercial paper is rated Prime-1 or better by Moody’s (or the equivalent in Lender’s sole and absolute discretion), (ii) whose Moody’s bank deposit rating is Aa2 or better (or the equivalent in Lender’s sole and absolute discretion), and (c) whose Moody’s bank financial strength rating is A or better (or the equivalent in Lender’s sole and absolute discretion). As of the date hereof, Lender confirms that US Bank (“Original Issuer”) and Bank of America, N.A. (“B of A”) and Wells Fargo Bank, N.A. (together with B of A, the “Approved Issuers”) as Acceptable Issuers. To the extent that any rating of Original Issuer does not satisfy the express requirements of the definition of “Acceptable Issuer,” New Borrower, Operating Lessee and Lender waive such noncompliance but only so long as such ratings have not been downgraded. Upon any downgrade, Original Issuer shall cease to be an Acceptable Issuer and the Letter of Credit must be replaced with a Letter of Credit meeting the terms of this Agreement and issued by an Acceptable Issuer within thirty (30) days after Lender notifies New Borrower of such downgrade. Failure to replace the Letter of Credit shall constitute an Event Of Default and entitle Lender to immediately and fully draw upon the Letter of Credit and exercise any and all other rights and remedies to which it is entitled under the Loan Documents. Approved Issuers are now and shall remain Acceptable Issuers under all circumstances.

10.    Covenants Regarding Operating Lease.

(a)    The Operating Lease is currently in full force and effect and there are no defaults, breaches or violations thereunder by either party thereto. New Borrower has provided Lender with a true and correct copy of the Operating Lease. Operating Lessee covenants and agrees to comply with all terms and conditions of the Loan Documents concerning the hiring of a property manager and the management of the Property.

(b)    New Borrower covenants and agrees: (i) to comply with all financial and other material terms and conditions imposed on New Borrower under the Operating Lease, (ii) not to amend any term of the Operating Lease without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, (iii) not to assign, transfer or pledge (other than to Lender) any of its interests in the Operating Lease

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or any of the Leases (as hereinafter defined) or other contracts or other rights associated with the Property to any third party, (iv) not to consent to or permit the assignment, pledge or other transfer of any right, title or interest in the Operating Lessee to any third party, (v) not to sublease, license or otherwise grant any of its right to use the Property to any third party in violation of the Loan Documents, and (vi) to enforce the terms and conditions of the Operating Lease subject to Lender’s prior consent rights under the Assumption of Obligations of Guarantor.

(c)    The Loan Documents are currently in full force and effect and, to the best of Lender’s knowledge (but without any duty of inquiry or investigation whatsoever) and Original Borrower’s knowledge, there are no defaults, breaches or violations thereunder by either party thereto. Original Borrower represents and warrants that true and correct copies of the Loan Documents have been provided to New Borrower and such documents have not been amended, modified, supplemented or replaced in any way except as set forth herein.

11.    Rent Rolls/Operating Statements.

(a)    To the best knowledge of Original Borrower, the rent roll (“Rent Roll”) attached hereto as Exhibit B is a true, complete and accurate summary of all property-level commercial and residential tenant leases and residence agreements (collectively, “Leases”) affecting the Property and the financial terms thereof as of the date of this Agreement and New Borrower has no knowledge that any information contained in the Rent Roll is inaccurate. The Leases are the only leases affecting the Property (other than the Operating Lease) and are currently in full force and effect and, unless otherwise indicated in the Rent Roll, are unmodified. Neither New Borrower nor Original Borrower has been notified of any landlord default under any of the Leases and to the actual knowledge of Original Borrower, the rents and deposits under the Leases shown on the Rent Roll are true and correct.

(b)    Original Borrower certifies that the latest financial statements provided to Lender in accordance with Section 18(b) of the Mortgage continue to be true and accurate in all material respects and that Original Borrower is not aware of any event or circumstance which has occurred that would reasonably be expected to have a material adverse effect on the financial performance of the Assisted Living Facility.

12.    Release.

(a)    Original Borrower and New Borrower, on behalf of themselves and all of their respective heirs, successors and assigns, remise, release, acquit, satisfy and forever discharge Lender or any of Lender’s predecessors in interest and any subsidiary or affiliate of Lender or any of Lender’s predecessors in interest, and all of the past, present and future officers, directors, contractors, employees, agents, servicers (including, but not limited to, GMAC Commercial Mortgage Corporation as master servicer or special servicer), attorneys, representatives, participants, successors and assigns of Lender and

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Lender’s predecessors in interest (collectively, “Lender Parties”) from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which New Borrower or Original Borrower now has or hereafter can, shall or may have by reason of any matter, cause or thing relating to the Loan, from the beginning of the world to and including the date of this Agreement, including, without limitation, matters arising out of or relating to (a) the Loan, including, but not limited to, its administration or funding, (b) the Loan Documents, (c) the Loan indebtedness, (d) the Property or its development, financing and operation, and (e) any other agreement or transaction relating to the Loan between any of New Borrower, Original Borrower and any of their affiliates and any of Lender Parties. New Borrower and Original Borrower for themselves and all of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

(b)    As further consideration for the agreements herein contained, New Borrower and Original Borrower hereby agree, represent and warrant that the matters released in this Agreement are not limited to matters which are known or disclosed. In this connection, New Borrower and Original Borrower hereby agree, represent, and warrant that they realize and acknowledge that factual matters now unknown to New Borrower or Original Borrower may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and New Borrower and Original Borrower further agree, represent and warrant that the release herein contained has been negotiated and agreed upon in light of that realization and that New Borrower and Original Borrower nevertheless hereby intend to release, discharge and acquit all parties so released from any such unknown claims.

13.    OFAC. In consideration of Lender’s consent to the Transfer, New Borrower certifies, represents and warrants to Lender that neither New Borrower nor to New Borrower’s knowledge, any person owning an interest in New Borrower (except that New Borrower’s knowledge shall not require any investigation into ownership of publicly traded stock or other publicly traded securities), is a country, territory, individual or entity named on a list maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or is a Specially Designated National or Blocked Person under the programs administered by OFAC. If the foregoing certification, representation and warranty shall at any time be or become untrue or incorrect during the term of the Loan, an Event of Default (as defined in the Mortgage) shall be deemed to have occurred.

14.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.

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All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

15.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICT) OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED GOVERNS THE CREATION, PERFECTION AND DETERMINATION OF LIEN RIGHTS AND PRIORITY UNDER THE LOAN DOCUMENTS AS MODIFIED HEREBY, AND THE ENFORCEMENT OF REMEDIES AND THE DISPOSITION OF THE PROPERTY. NEW BORROWER AND ORIGINAL BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THE LOAN DOCUMENTS AS ASSUMED AND MODIFIED HEREBY.

16.    Gender. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

17.    Final Agreement. This Agreement, together with the other agreements executed contemporaneously herewith, contain the entire agreement between the parties hereto with respect to the assumption of the Loan and fully supersedes all prior agreements and understanding between the parties pertaining to such subject matter. This Agreement shall not be amended unless such amendment is in writing and executed by each of the parties.

18.    Fees and Expenses. Without limiting Original Borrower’s or New Borrower’s obligation to pay all of Lender’s fees and expenses associated with the Transfer and the assumption including an assumption fee of 1% of the outstanding principal balance of the Loan, Original Borrower shall also pay at the time of execution of this Agreement by Lender: (a) the legal fees and disbursements of Lender’s counsel, Akin Gump Strauss Hauer & Feld LLP, in connection with the preparation of this Agreement and the transactions contemplated in this Agreement; (b) all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (c) the costs of updating Lender’s policy of title insurance insuring the Mortgage to a current date and endorsing such policy to include this Agreement in the description of the Mortgage with no additional exceptions, or, at Lender’s option, the cost of obtaining a

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new Lender’s policy of title insurance acceptable to Lender insuring the Mortgage as affected by this Agreement.

19.    Notices. All notices expressly provided to be given hereunder or under any of the other Loan Documents shall be in writing and shall be given in the manner set forth in the applicable document or if no such manner is provided, shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Notices to be served to a party named in this Agreement shall be addressed to the appropriate address set forth in the opening paragraph or to such other address as any such party may from time to time designate in writing by ten (10) days prior written notice thereof. In addition, notices to Operating Lessee shall be copied to:

The Nathanson Group PLLC

1520 Fourth Avenue, Sixth Floor

Seattle, WA 98101

Attn: Ranch S. Nathanson

Notices to Lender shall be copied to:

GMAC Commercial Mortgage

700 North Pearl Street, Suite 2200

Dallas, Texas 75201

Attn: CMBS Special Servicing - CSFBMSC Series 2000-PS4

Notices to New Borrower shall be copied to:

Diane Davis, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson Street

Toledo, OH 43624

20.    Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal to be effective as of the day and year first above written.

LENDER:

JPMORGAN CHASE BANK (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), TRUSTEE FOR THE REGISTERED CERTIFICATE HOLDERS OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-PS4

By:     GMAC Commercial Mortgage Corporation,

a California corporation
Its:    Sub-Special Services

By:    /s/ Michael O’Hanlon
Michael O’Hanlon, Vice President

Signature Page [SB043500.134]

ORIGINAL BORROWER:

EMERITUS PROPERTIES IX, LLC
a Washington limited liability company

By:    Emeritus Corporation, a Washington
Corporation, its sole member

By:    /s/ William M. Shorten
Name: WILLIAM M. SHORTEN
Title: DIR OF R/E FINANCE

Signature Page [SB043500.134]

NEW BORROWER: HCRI DRUM HILL PROPERTIES, LLC a Delaware limited liability company By: Health Care REIT, Inc., a Delaware corporation, its sole member By: /s/ Erin C. Ibele Name: Title:

Signature Page [SB043500.134]

STATE OF TEXAS    §
§
COUNTY OF DALLAS     §

On this 16 day of September, 2003, before me appeared Michael O’Hanlon, to me personally known, who, being by me duly sworn did say that he is the vice president of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, Sub-Special Servicer of JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Trustee for the Registered Certificate Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-PS4, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and Michael O’Hanlon acknowledged said instrument to be the free act and deed of said corporation and Trustee.
/s/ Mary F. Miller Notary Public
Mary F. Miller Printed or Typed Name of Notary
[AFFIX NOTARY SEAL]	My Commission Expires: 02/04/05

Acknowledgment Page [SB043500.134]

STATE OF WASHINGTON    §
§
COUNTY OF KING     §

On this ____ day of September, 2003, before me appeared WILLIAM M. SHORTEN, to me personally known, who, being by me duly sworn did say that he/she is the DIR OF R/E FINANCE of Emeritus Corporation, a Washington corporation, the sole member of EMERITUS PROPERTIES IX, LLC, a Washington limited liability company, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and ____________ acknowledged said instrument to be the free act and deed of said corporation and limited liability company.
/s/ Sandra R. Klatt Notary Public
SANDRA R. KLATT Printed/Typed Name of Notary
[AFFIX NOTARY SEAL]	My Commission Expires: 06/29/06

Acknowledgment Page [SB043500.134]

STATE OF OHIO    §
§
COUNTY OF LUCAS     §

On this 18 day of September, 2003, before me appeared ERIN C. IBELE, to me personally known, who, being by me duly sworn did say that he/she is the VICE PRESIDENT AND CORPORATE SECRETARY of Health Care REIT, Inc., a Delaware corporation, the sole member of HCRI DRUM HILL PROPERTIES, LLC, a Delaware limited liability company, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and ERIN C. IBELE acknowledged said instrument to be the free act and deed of said corporation and limited liability company.
/s/ Rita J. Rogge Notary Public
Printed/Typed Name of Notary
[AFFIX NOTARY SEAL]	My Commission Expires:

Acknowledgment Page [SB043500.134]

EXHIBIT A

Legal Description of Property

A tract of land, with all improvements thereon, if any there be, situated in Chelmsford, Middlesex County, Massachusetts, shown as Lot 2 on a plan entitled “Plan of Land in Chelmsford, Massachusetts Assessor’s Plat 20 Lots 27 & 28 and Assessor’s Plan 21 Lot 6,” prepared by: Vanasse Hangen Brustlin, Inc., dated May 22, 1996 (the “Plan”), which Plan is recorded in Book 191, Plan 90 and more particularly bounded and described as follows:

Beginning at a point in the Northwesterly line of Technology Drive in Chelmsford, Massachusetts at the Southerly corner of the herein described parcel;

Thence N 39° 41’46” W Four Hundred Seventy Seven and 72/100 feet (477.72’) bounded Northeasterly by land now or formerly of Wang Laboratories, Inc. to a point;

Thence N 55° 52’ 37” E Seventy Four and 69/100 feet (74.69’) bounded Northwesterly by land now or formerly of Joseph and Bertha E. Sadowski to a point marked by a drill hole;

Thence N 31° 27’ 43” W Twenty and 02/100 feet (20.02’) bounded Southwesterly by land now or formerly of Joseph and Bertha E. Sadowski to a point;

Thence N 55° 53’ 48” E Three Hundred Fifty Six and 34/100 feet (356.34’) . bounded Northwesterly by land now or formerly of Wang Laboratories. Inc. to a point;

Thence S 34° 06’ 12” E Forty and 20/100 Feet (40.20’) bounded Northeasterly by land now or formerly of Wang Laboratories, Inc. a Forty Foot Wide Utility Easement to a Point;

Thence N 89° 02’ 55” E Five Hundred Sixty One and 61/100 feet (561.61’) bounded Northwesterly by land now or formerly of Wang Laboratories. Inc. and a Forty Foot Wide Utility Easement to a Point;

Thence S 13° 00’ 17” W One Hundred Sixty and 04/100 feet (160.04’) bounded Easterly by land now or formerly of Wang Laboratories. Inc. and a Thirty Foot Wide Utility Easement to a point;

Thence S 52° 47’ 37” W One Hundred Thirty Six and 01/100 feet (136.01’) bounded Southeasterly by land now or formerly of Wang Laboratories. Inc. and a Thirty Foot Wide Utility Easement to a Point;

Thence S 03° 37’ 30” W Three Hundred Eleven and 46/100 feet (311.46’) bounded easterly by land now or formerly of Wang Laboratories. Inc. and a Thirty Foot Wide Utility Easement to a point;

Thence N 79° 31’ 00” W One Hundred Fifty and 20/100 feet (150.20’) bounded southerly by Technology Drive to a point of curvature marked by a granite bound.

Thence on a curve to the left having a radius of Three Hundred Eighty and 00/100 feet (380.00’) a length of Three Hundred One and 35/100 feet (301.35’). bounded Southerly by Technology Drive to a point of tangency.

Exhibit A [SB043500.134]

Thence S 55° 02’ 47” W Thirty Two and 57/100 feet (32.57’) bounded southerly by Technology Drive to the point of beginning.

Together with the benefit of those certain covenants. conditions. and restrictions contained in that certain Deed from Wang Laboratories, Inc. to the University of Lowell dated October 22, 1984 and recorded with Middlesex North District Registry of Deeds in Book 2875, Page 31.

Together with the benefit of that certain Utility and Driveway easement dated January 8, 1985 and recorded with Middlesex North District Registry of Deeds in Book 2932, Page 216, as affected by Amendment to Utility and Driveway Easement dated December 30, 1987 and recorded with said Deeds in Book 4392, Page 48.

Together with the benefit of, and in common with others legally entitled to those certain rights and easements more particularly set forth in an instrument entitled “Driveway Easement” between Drum Hill Chelmsford Limited Liability, Chelmsford Land LLC and Chelmsford Assisted Living dated June 28, 1996 and recorded in Book 8101, Page 173, as affected by Certificate of Satisfaction dated June 27, 1996 recorded in Book 8273, Page 257, subject however, to the condition set forth in Paragraph 8 of said Driveway Easement.

Together with Easement Agreement dated August 28, 1997 recorded in Book 8750, Page 139, as affected by Assent to Easement and Subordination by Enterprise Bank and Trust Company recorded in Book 8750, Page 135.

Together with Technology Drive Easement as set forth in an instrument entitled “Grant of Easements” dated August 31, 1984 and recorded with said Deeds in Book 2846, Page 181.

Together with Technology Drive Utility Easement as set forth in an instrument entitled, “Grant of Easements” dated June 28, 1984 and recorded with said Deeds in Book 2800, Page 214.

Together with Water and Sewer Easements as set forth in an instrument entitled “Declaration of Easements” dated May 24, 1983 and recorded with said Deeds in Book 2515, Page 426.

Together with Reciprocal Easement Agreement by and between TGE of Chelmsford, LLC, and LM Chelmsford Assisted Living LLC, dated March 31, 1998 and recorded in Book 9222, Page 140.

Note: “recorded” shall mean “recorded with Middlesex County (Northern District) Registry of Deeds.”

Tax Parcel I.D. #: Map 26, Lot 6, Block 74

Exhibit A [SB043500.134]

Meadow Lodge

The Weston Group        $1,000                Rent due 1st of every month

Beauty Shop            $250                Rent due 1st of every month

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SCHEDULE 1

(All amounts are accurate through October 9, 2003 but do not reflect any unpaid late fees, penalties or other charges which may become due, or of which Lender may become aware, after the date of this Agreement whether the same relate to the period prior to or after the date of this
Agreement)

Current Principal Balance is: $9,743,605.88.

Accrued, Unpaid Interest is: $2,010.97/day.

Real Estate Tax Escrow Balance: $21,652.89

Replacement Reserve Balance: $57,568.26.

Unpaid late fees, penalties or other charges: $0.00.
Schedule 1 [SB043500.134]